AMENDMENT
TO
EATON CORPORATION
SUPPLEMENTAL BENEFITS PLAN
(January 1, 1989 Restatement)

WHEREAS, the Corporation maintains in effect the Eaton Corporation Supplemental Benefits Plan under a January 1, 1989 Restatement, as amended (the “Plan”); and
WHEREAS, the Pension Administration Committee reserves the right to amend the Plan; and
WHEREAS, the Pension Administration Committee wishes to amend the Plan in order to provide clarification with respect to beneficiary designation.
NOW THEREFORE, the Plan is amended, effective as of January 1, 2016, to provide as follows:
1.    A sentence is added to the end of Section 2(f) of the Plan to read as follows:
Such beneficiary shall be the Participant's beneficiary identified under the terms of the Pension Plan, unless the Participant has selected another beneficiary in accordance with procedures established by the Pension Administration Committee.

IN WITNESS WHEREOF, the Pension Administration Committee has caused this Amendment to be executed through duly authorized persons on this 14th day of December, 2016.

PENSION ADMINISTRATION COMMITTEE

By: /s/ Cynthia K. Brabander

Title: Executive Vice President, Chief Human Resources Officer